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                        AUDIO VISUAL/MULTIMEDIA CONTRACT

                         The Tech Museum of Innovation


                 Contract #: ExD#03-0498
                             -----------
                 PO #:       P.O.#12288
                             ----------



This AGREEMENT made as of the 20th of April, 1998.

BETWEEN: The Tech Museum of Innovation, a California not for profit corporation, having its offices at 145 West San Carlos Street, San Jose, California 95113-2006

                           (hereinafter called "TMI")
                            OF THE FIRST PART

AND: Circle of Fire, Inc. (COF), having its offices at 4 Middle Street, Newburyport, MA 02172

                       (hereinafter called "Consultant")
                        OF THE SECOND PART

WHEREAS:
TMI in San Jose, California is developing a new exhibit program for its new facility opening in October of 1998. TMI has identified several portions of the exhibit program that require AV and interactive multimedia.

Based on previous work experience, the Consultant has been selected to work with TMI.

NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the promises and the covenants herein contained, the parties hereby agree on the following outline of the two parties' mutual rights and responsibilities for the completion of the described exhibits beginning April 20, 1998.

As of the date of this Agreement, the exhibits in the theme gallery indicated in
Section 1.1 are scheduled to be installed, tested and in full operation no later than September 1, 1998. This date may be changed by mutual agreement of the parties.




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Section 1: Scope of Work

The Consultant's scope of services includes the elements described in this section of the Agreement, along with all other services necessary for or incidental to the performance of the project. The work of each principal phase shall be performed so as to achieve the interim completion dates for the respective phases as set forth in the Project Schedule incorporated in this Agreement.

1.1 The Consultant's Scope of Work will include the following: (described in detail in Attachment One);

Exhibit #          Exhibit Name
---------          ------------
C1-1208            Electronic Cafe
C1-1210            Cyberchat


according to the schedule in this Agreement (see Attachment Two).

1.2 For each of these exhibit units, the Consultant's Scope of Work includes fulfilling the following:

    1.2.1  Story Board Refinement
    1.2.2  Hardware & Software Specification
    1.2.3  Interface Design
    1.2.4  Multilingual
    1.2.5  Hearing Impaired
    1.2.6  Formative Evaluation
    1.2.7  Coordination with Exhibit Fabricator
    1.2.8  Production
    1.2.9  "Burn - In"
    1.2.10 Installation
    1.2.11 Staff Training
    1.2.12 Documentation
    1.2.13 Quality Control
    1.2.14 Review
    1.2.15 Permits and Regulations
    1.2.16 Schedule

1.2.1 Story Board Refinement
Attachment One consists of written descriptions of the multimedia programs, some of which may include sketch story boards, provided by TMI and Consultant's Proposal which has been accepted as a basis for production by TMI. These descriptions, together with Consultant's Proposal, represent the joint design intent, and should serve as the starting point for further development of the programs by the Consultant. TMI has provided the written descriptions to help ensure that the developments of the multimedia programs are consistent with the content and key concepts of the other exhibit elements. TMI strongly encourages the Consultant's creative and innovative input in the Consultant's development and refinement of the written descriptions and story boards. The Consultant shall submit the final developed concepts for TMI review and approval. An example of approved story boards and flow chart is included as Attachment Seven of his Agreement.

1.2.2 Hardware & Software Equipment and Specifications
All exhibit units must comply with the TMI Interior Construction and Exhibit Fabrication Specifications and Design Guidelines (see Attachment Three). Any hardware required in the final exhibit which does not comply with the TMI Interior Construction and Exhibit Fabrication Specifications and Design Guidelines must be approved in writing by TMI.

Consultant is to provide and pay for all hardware and software equipment, materials and labor used in the development and installation of their work unless otherwise specifically noted in this Agreement. If specified in this Agreement, TMI may loan the Consultant the development hardware to be used at the Consultant's premises for the length of the project.

At TMI's option, the Consultant may be required to ship back the loaned hardware to TMI as part of one of the formal reviews of the progress of the work. All equipment loaned by TMI shall be returned by the Consultant with the final submittal of software and discs.

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TIM will be using a museum-wide Lucent Technologies twisted pair network system.
In many cases, this will allow for the software/video server to be located away from the exhibit. All input and output signals will be sent over twisted pair from and to the CPU and or video server. All successful bidders will be required to prove that their software works over such a network. A small network, for tests to be conducted on, will be provided at TMI. In other cases, TMI may provide the necessary materials to conduct network tests at the Consultant's office.

Consultant will be responsible for the security of the TMI loaned equipment, and will replace the equipment at no cost to TMI in the event the equipment is lost or damaged.

1.2.3 Interface Design
All AV/multimedia exhibits shall comply with TMI's User Interface Standards (see Attachment Four) and TMI Exhibit Graphic Standards (see Attachment Five), and TMI Editorial and Graphic Guidelines (see Attachment Six). The Consultant shall include creative and innovative ways to adapt TMI's standards to the specific needs of the exhibit experience. The Consultant's proposed exhibit interface design shall be submitted to TMI for review and approval.

It is TMI's intent that all AV/multimedia programs fit within the graphic design of the overall museum. Consultant should anticipate the following graphic design standards:

o Titles, screens and headers should match the graphic design found in the specific thematic area.
o All other text, specifically that text which conveys content, will use the font type "Arial."
o Colors chosen for the multimedia should coordinate with the graphic design of the exhibit.

Consultant will be given graphic design overviews to facilitate the coordination of its work with the graphic panels found in the themes.

1.2.4 Multilingual
The exhibits in this Agreement are to be multilingual. The actual format and application of this requirement are to be agreed upon by TMI and the Consultant. The Consultant must provide a written description of this work which shall serve as Attachment Eight of this Agreement.

1.2.5 Hearing Impaired
All exhibits with audio must be subtitled in English. Open or closed captioning has yet to be determined.

1.2.6 Formative Evaluation
Consultant will work with TMI to establish a formative evaluation program which will consist of two phases for prototyping Interactive computer programs. TMI and the Consultant shall jointly develop the objectives for the prototypes which shall be deployed at TMI, or other location(s) as selected by TMI. The COnsultant shall be responsible for design services, as described in this Agreement. TMI will be responsible for any evaluation or testing services. The software and computer equipment will be shipped to TMI, or other location selected by TMI, on a date mutually agreed upon by the Consultant and TMI. The period for the prototype phases will be mutually agreed upon between TMI and the Consultant. TMI will share these results with the Consultant in a timely manner. In consultation with the Consultant, TMI will determine how the evaluation results are used for the production of actual finished exhibits.

1.2.7 Coordination with Exhibit Fabricator
The Consultant shall work with TMI's exhibit fabricator, AV/multimedia equipment installer (and other consultants) as necessary for the complete coordination of their work into the exhibit. This shall include but not be limited to:

o Providing detailed specifications on equipment and material sizes;
o Meeting and/or teleconferencing with fabricator to review construction and installation details;
o Defining and Coordinating construction schedule and delivery times;
o All other items as needed to properly intergrate the AV and multimedia design into the exhibit.


April 20, 1998                 Circle of Fire, Inc.                       page 3
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1.2.8 Production
Consultant is responsible for all elements of the production, which includes but is not limited to all software programming, acquisition of existing software and media footage, creation of new media footage, animation, computer graphics and networking protocols, necessary for the completion of exhibit units described in this Agreement except as specified in the definitions of Scope of Work incorporated into Attachment 1.

1.2.9 Testing & "Burn-In"
Consultant will conduct testing as required to ensure the integrity of the final video storage devices and software prior to delivery to TMI. A written description of the testing conducted will be supplied to TMI.

After delivery and installation, the Consultant must test all units once again with "the public" to ensure that there are no "bugs," defects, failures and/or malfunctions in the exhibits.

1.2.10 Installation
Consultant shall be responsible for the complete installation of all media-resulting in a complete exhibit.

1.2.11 Staff Training
Consultant shall be responsible for training TMI staff on all aspects of the exhibits including but not limited to use, trouble-shooting, maintenance, back-up, and understanding the function of the multimedia hardware and software.

1.2.12 Documentation
Consultant will provide a user instructional manual that acan be used by TMI staff to train new staff, and for reference. This manual must outline all required maintenance to be performed by TMI staff and by qualified technicians, matrix of equipment and part numbers, all warranties, suppliers and contact list with address and phone numbers, and manufacturer's manuals for equipment used in the exhibits and purchased by Consultant, design documentation and system test documentation.

The AV/multimedia producer is responsible for installing the final program and start it running. This can be accomplished by the AV/multimedia producer actually delivering a machine that is running the software or it can be installed from a storage device.

In addition, all finished media must be delivered in the following formats:

o CD ROMS (or other master archive format to be agreed upon by TMI) with original sofware, audio files and artwork required for exhibit operation. This disc should be PC formatted.
o CD ROMS (or other master archive format to be agreed upon by TMI) with all video/audio used or not used in the final production.
o Source code documentation and a listing of all software required by the system for exhibit operation.

1.2.13 Quality Control
Consultant should achieve a varied and exciting AV environment. The program should achieve, but not be limited to, the following performance characteristics:

Sound:
The sound-track shall exactly match the video portion with in-synch tracks for all portions of the program. The audio portions must not contribute to any sound "bleed" problems.

Seven sounds are standard across exhibits:
- 1 sound for transition between Attraction screen and Intro screen (1g)
- 1 sound for transition to End screen and Allow Others to Play window, the Quit button on the Stop Screen (3b, 4b, and 7b)
- 3 Navigation button sounds (Stop, Go Back, Continue) (6e)
- 1 sound for click-able objects/choices (and buttons other than the three Navigation buttons) (11b)
- 1 sound for the appearance of a Prompt note, a Visitor Error note, or a Time-out note (13g, 14h, 15f)

Sounds unique to a particular exhibit should not resemble the seven standard museum-wide sounds.



April 20, 1998                 Circle of Fire, Inc.                       page 4

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If an exhibit is playing recorded or synthesized speech to convey predetermined information or content to a visitor, then the exhibit should enable hearing impaired visitors to display visual text in addition to the speech. A standard button or icon representing this Display Text function should be determined.
(TBD).

Any exhibit audio should not be so loud or distracting that it interferes with the experience of visitors using other nearby exhibits. The maximum and minimum sounds the exhibit produces should vary only over a 10dB range, and the standard sounds should be in the middle of this range.

Sound for all multimedia must be recorded and played back on separate channels. The standard channel separation is as follows:

        Channel 1: Vocals

        Channel 2: Sound Effects and Soundtracks

Speed:
The system must have very fast response times, characteristic of those found on coin operated computer games. The programs must have effective, fast prompts (voice-over and sound effect).

Errors:
These systems shall be bug free.

Equipment:
The program must have fully operational hardware and software when installed in the Museum.

1.2.14 Reviews
Consultant will submit to TMI for review all materials developed, components produced and/or equipment to be used by the Consultant in their completion of their work under this Agreement. TMI will review submittals within ten (10) days of receipt and will notify the Consultant in writing of any exceptions to the materials, components and/or equipment submitted. In the event TMI rejects any material or takes exception to items submitted, the Consultant will have five
(5) days in which to resubmit to TMI any material and components that were not deemed acceptable.

1.2.15 Permits and Regulations
Consultant will give all notices and secure, pay for and maintain all permits, licenses and inspections required or necessary for proper performance of this Agreement. The Consultant will also comply with all federal, state and local codes, federal, state and local tax laws, social security acts, the National Science Foundation terms and conditions as it applies to this contract and unemployment compensation acts and workmen's compensation acts as may relate to the performance of this Agreement. The Consultant will comply with safety measures initiated by TMI and required by applicable laws, regulations and orders of public authorities, including but not limited to requirements under OSHA.

1.2.16 Schedule
With the signing of this Agreement, the Consultant shall submit for TMI's approval a schedule which will include proposed milestones, delivery dates, payment dates, and meeting dates, times and locations to accomplish the Scope of Work. This will serve as Attachment Two of this Agreement.

Section 2: TMI's Responsibilities

2.1 Until further notice from TMI, TMI hereby designates Wayne LaBar, Director of Exhibit Implementation (hereinafter referred to as "Representative") to have authority to deal with the Consultant in connection with the performance of the project, to give and receive all written communications and documentation between TMI and the Consultant, to give direction and instruction to the Consultant and to make decisions binding on TMI falling within the scope of this Agreement. The Representative may designate one or more other persons to perform particular functions on his behalf by written notice to the Consultant which notice shall specify the authority so delegated. Such notice shall be effective until revoked or varied by subsequent written notice. The Representative shall be authorized to determine whether Interim Completion Dates have been met, to give approvals herein required from time to time in respect to the Work, to determine generally whether the Consultant is meeting or has met its obligations here under, and to make all other determinations permitted or required of TMI. Authorizations must be written and signed by the Representative. TMI may change the Representative upon notice to the Consultant.

April 20, 1998                  Circle of Fire, Inc.                      Page 5

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2.2 TMI shall provide to the Consultant information regarding TMI's requirements for the project.

2.3 TMI shall examine the documents submitted by the Consultant, and shall render decisions pertaining thereto so as not to cause unreasonable delay in the progress of the Consultant's services.

2.4 TMI's approval of any plans, drawings, specifications or other documents prepared by the Consultant shall not relieve the Consultant of his obligations pursuant to this Agreement, nor impose any liability whatsoever on TMI for any inadequacy, inconsistency, or failure of such plans, drawings, specifications, or documents.

Section 3: Performance by Consultant

3.1 Consultant shall perform the services provided for hereunder in a skillful and competent manner in accordance with the standards of Consultant's profession. The work of this project, including project documentation, shall be accurate and complete. Inaccurate work or documentation shall be corrected at Consultant's expense.

3.2 Consultant shall perform the services described herein in conformance with the project schedule set out in Attachment Two.

3.3 Consultant will make staff available for phone conversations and consultations related to technology and administrative issues. J.P. McCormick will serve for Consultant, with responsibility for addressing all administrative issues. The Consultant will work in whatever ways are possible to facilitate every aspect of the project.

3.4 Consultant shall submit within ten (10) days after execution of contract the staffing that the Consultant proposes for this project. TMI shall provide written notice of acceptability of staffing within five (5) days. TMI may at its sole discretion reject any of the proposed staff, at which time the Consultant will have five (5) days to provide an alternate. The Consultant shall not remove any staff member from the project without TMI's prior written approval.

Section 4: Insurance

4.1 Worker's Compensation Insurance
During the term of this Agreement, and at all times that the Consultant performs services for TMI hereunder, the Consultant shall maintain in full force and effect, at its own cost and expense, Worker's Compensation Insurance as required by law, and employer's liability insurance in an amount not less than $500,000.00.

4.2 Auto and Liability Insurance
During the term of this Agreement, and at all times that the Consultant performs services for TMI hereunder, the Consultant shall maintain in full force and effect, at its own cost and expense, the following policies of insurance:

4.3 Commercial General Liability Insurance
Automobile insurance (comprehensive or business automobile including owned, non-owned and hired automobiles).

The amount of the Commercial General Liability policy shall be not less than $1,000,000.00 single limit per occurrence, issued by an admitted insurer(s) as defined in the California Insurance Code, and as acceptable to TMI. This policy shall provide TMI and its officers, employees and agents, and the Redevelopment Agency of the City of San Jose as additional insured and shall stipulate that the insurance will operate as primary insurance and that no other insurance effected by TMI will be called upon to contribute to a loss covered thereunder.

4.4 Certificate of Insurance
Within fifteen (15) days after execution of this Agreement, the Consultant shall provide TMI with certificates of insurance from a company or companies deemed acceptable by TMI. Such certificates shall demonstrate compliance with the above provisions, and shall provide that no policy shall be canceled without thirty
(30) days' prior written notice to TMI.

April 20, 1998                  Circle of Fire, Inc.                      Page 6

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4.5 Notice
Consultant shall notify TMI within five (5) working days after the Consultant receives notice of or becomes aware of any claims made against the Consultant or TMI which may relate to the Consultant's liability to TMI under this Agreement.

Section 5: Changes in the Work

5.1 The Consultant may be ordered by TMI, without invalidating this Agreement, to make changes in the work within the general scope of the Agreement, consisting of additions, deletions or other revisions. If such changes are ordered, then the amounts due the Consultant set forth in Section 6.1 and the completion dates set forth in Attachment Two will be adjusted accordingly. Prior to commencement of any revised or changed work, the Consultant and TMI shall mutually agree, in writing, to the revised budget and production schedule.

Section 6: Compensation

6.1 The Consultant will perform all work necessary in accordance with this Agreement for a fee not to exceed $25,000.00 (Twenty Five Thousand Dollars and 00/100). This includes a base fee of $10,000.00, bonuses in the amount of $10,000.00 for on-time performance and, upon negotiation, up to $5,000.00 for modifications. The fee also includes all costs for the AV/multimedia production of the exhibits listed in Section 1.1, multilingual translation, and travel reimbursement costs for pre-production, research, design, prototyping and installation. TMI and the Consultant will identify and mutually agree upon the number of trips required. If the number of trips by the Consultant to TMI should exceed eight (8), TMI will pay reimbursable expenses at cost. An invoice and original copies of all expense receipts will be required.

                                    Schedule
                                    --------

     i.   $5,000.00 upon execution of the Agreement;

     ii.  $5,000.00 bonus for on-time delivery of Beta #1 - June 2, 1998;

     iii. Up to $5,000.00 for modifications and delivery of Beta #2 incorporating Spanish translation (text only). This amount will be contingent upon the extent of the modifications negotiated on June 9, 1998 between TMI and the Consultant - June 15, 1998;

     iv. $5,000.00 bonus for final on-time delivery, including final voice-overs in English and Spanish, following evaluation and approval by TMI
          - June 25, 1998;

     v. $5,000.00 upon final installation on site and acceptance by TMI - July 30, 1998. If through no fault of the Consultant, installation is delayed, the Consultant shall at TMI's option receive all or a portion of the balance. However, this is conditional on the Consultant guaranteeing in writing the satisfactory performance of all its productions at the time of Installation.

6.2 TMI must be invoiced for each payment, with the invoice apportioned per exhibit in accordance with the agreed upon schedules of payment.

6.3 Reimbursable expenses after eight (8) trips, as defined in Schedule One, Project Expenses, shall not exceed a total of $5,000.00 (Five Thousand Dollars and 00/100) throughout the Scope of Work described in this Agreement, unless authorized in writing by TMI. The Consultant agrees to track its submitted reimbursable expenses monthly and indicate the total invoiced to date on each invoice submitted to TMI for payment.

6.4 Consultant acknowledges that it will not be entitled to reimbursement for any costs it incurs in excess of the amounts listed in Section 6.1 of this Agreement unless such excess costs result from changes in work, approved by TMI in writing under Section 2 hereto.

6.5 All invoices should be sent to Wayne LaBar at TMI. Payments will be made within thirty (30) days of approval by TMI's representative on completion of scheduled tasks in Section 6.1

April 20, 1998                  Circle of Fire, Inc.                      Page 7

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Section 7: Innovations and Ownership

In rendering services to TMI, Consultant may create or develop scientific, technical, and/or business innovations.

7.1 TMI shall be granted a royalty free license to use, compile, install and execute the computer software elements and other intellectual property and/or trade secrets embodied in the Work Product (the "Licensed Program") in connection with its operation of an interactive media exhibit (the "Exhibit" in TMI's San Jose, California location. In support of TMI's authorized use of the Licensed Program, it may store the Licensed Program's machine-readable instructions or data in, transmit it through, and display it on machines associated with the exhibit. TMI shall have the right to make copies of the Licensed Program in machine-readable form, for nonproductive backup purpose only, provided that Consultant's proprietary legend is included.

7.2 TMI acknowledges that Consultant may incorporate preexisting materials, previously developed and owned by Consultant or third parties, into the Work Product being produced for TMI under this Agreement. Consultant agrees to obtain licenses from all such third parties covering the manner in which Consultant will use their respective materials in the Work Product, and supply these licenses to TMI upon completion of any work to which they relate. TMI agrees that it will not use such licensed works in any manner that exceeds the scope of the underlying licenses granted to Consultant.

Section 8: Confidential and Protected Information

8.1 Confidential Information.
Consultant's rendering of services to TMI creates a relationship of trust and confidence between TMI and Consultant. During and after Consultant's rendering of services to TMI, either party will not use or disclose, or allow anyone else to use or disclose, any "Confidential Information" (as defined below) relating to the other, its products, suppliers, or customers, except as may be necessary in the performance of such party's work for the benefit of the other or as may be authorized in advance by appropriate officials of such other party. "Confidential Information" includes Innovations, marketing plans, business strategies, financial information, customer lists, trade secrets, and any other nonpublic technical or business information, whether in writing or given to a party orally, and if designated as confidential or not, which such party knows or has reason to know the other party would like to treat as confidential for any purpose, such as maintaining the uniqueness of its programs and services or avoiding undesirable publicity. These restrictions, however, will not apply to Confidential Information that has become known to the public generally through no fault or breach of the party to whom it is given, that the party to whom it belongs regularly gives to third parties without restriction on use or disclosure, or that was rightfully in the receiving party's possession and not subject to an obligation of nondisclosure before disclosure to such party by the other party or which becomes available to a party other than those through the other party.

8.2 Protected Information.
"Protected Information" means any trade secret or other nonpublic technical or business information of any kind of a third party, analogous in scope to Confidential Information, which such third party has not intentionally made generally and publicly available or disclosed through official announcement or disclosure. Each party represents and warrants to the other that it has not and will not: (a) use, rely upon, or obtain any benefit from any Protected Information in rendering services to the other; (b) provide or disclose to the other party any information which it believes or has reason to believe may be Protected Information; or (c) induce any other persons to use, rely upon or disclose Protected Information in rendering services to the other party.

Section 9: Warranties and Disclaimer

9.1 Consultant hereby warrants and represents it has the full right to enter into this Agreement and to grant the rights granted to TMI hereunder and that it will obtain all necessary consents from third parties to do so, and that all components and materials it provides do not infringe upon any U.S. patent and copyrights of any third party.

9.2 Consultant warrants that its services under this Agreement will conform substantially to the plans and specifications attached as Attachment One and that all services will be performed in a professional manner according to industry standards.


April 20, 1998                Circle of Fire, Inc.                        Page 8
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9.3 Consultant warrants that all components (which include all the software programs) provided by the Consultant will be free from defects, glitches, and bugs for a period of one (1) year following final approval by TMI of each component (or component parts thereof including, without limitation, software.) Approval by TMI with respect to any component shall be deemed to have been given in the event TMI fails to notify the Consultant of its not giving said approval within 30 days of its receipt of such component. If a component becomes defective, and such defect is directly and solely attributable to the Consultant within such one (1) year period, the Consultant will at its sole expense, repair or replace such defective component as soon as reasonably possible. The warranty under this Section 9.3 will also apply to all replaced components.

9.4 The warranties set forth herein are in lieu of all other warranties, whether written, oral, expressed or implied, including, without limitation, any warranty or merchantability or fitness for a particular purpose.

Section 10: Representations and Warranties; Consultant's Employees and Independent Contractors

Any employee of Consultant shall be obligated under this Agreement in the same manner as Consultant.

10.1 Services. Consultant represents and warrants that: (a) each of its employees assigned to perform services under this Agreement shall have the proper skill, training and background so as to be able to perform in a competent and professional manner; and (b) all innovations, materials, documentation and other items delivered under this Agreement shall have been completed in a thorough and workmanlike manner. Consultant will, at no additional charge to TMI, correct any defects, failures, malfunctions and/or nonconformities discovered after delivery of any of the foregoing for a period of one (1) year after TMI's acceptance and installation of Consultant's completed exhibits.

Section 11: Indemnification by Consultant

11.1 Consultant hereby indemnifies TMI, its officers, directors, employees, distributors, agents, customers and licensees, and agrees to defend them and hold them harmless from and against any and all liability, damage, loss or expense (including costs of investigation, disbursement and reasonable attorney's fees) arising from any claim, demand, action or proceeding ("claims") based upon the alleged breach of any of the representations or warranties set forth in this Agreement or reasonably incurred in the settlement or avoidance of any such claim; provided, however, that TMI shall give prompt notice to Consultant of the assertion of any such claims as provided, further, that Consultant shall have the right to select counsel and control the defense thereof, subject to the right of TMI to participate therein and approve any settlement thereof.

11.2 TMI hereby indemnifies Consultant, its officers, directors, employees, distributors, agents, customers and licensees, and agrees to defend them and hold them harmless from and against any and all liability, damage, loss or expense (including costs of investigation, disbursement and reasonable attorney's fees) arising from any claim, demand, action or proceeding ("claims") based upon the alleged breach of any to the representations or warranties set forth in this Agreement or reasonably incurred in the settlement or avoidance of any such claim; provided, however, that Consultant shall give prompt notice to TMI of the assertion of any such claims as provided, further, that TMI shall have the right to select counsel and control the defense thereof, subject to the right of Consultant to participate therein and approve any settlement thereof.

Section 12: Limitation of Liability

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

Section 13: Term and Terms of Service

The services Consultant will render to TMI and the term of rendering such services will be as set forth in Section 1. TMI may terminate this Agreement if Consultant fails within thirty (30) days of receipt of written notice from TMI to fully and completely correct any default by Consultant of the terms of this Agreement. In the event of such termination, TMI will pay Consultant for all services performed by Consultant up to the date of termination and will reimburse Consultant for all amounts paid by Consultant to third parties in connection with this Agreement. The provisions and obligations of Sections 7.2, 7.3, 7.4, 8, 10-12, and 14-21 of this Agreement will survive any termination of services of this Agreemenmt.


April 20, 1998                Circle of Fire, Inc.                        Page 9


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This Agreement may be terminated by TMI without cause upon at least seven (7)
days' written notice to the Contractor.

In the event of termination not the fault of the Contractor, the Contractor shall be compensated for services performed to the termination date and termination expenses. Termination expenses are expenses directly attributable to termination, including a reasonable amount for overhead and profit, for which the Constitution is not otherwise compensated under this Agreement.

Consultant may terminate this Agreement: (i) in the event TMI fails to make any payment within fourteen (14) days of its becoming due hereunder, (ii) in the event of any breach of any term or condition of this Agreement by TMI, or (iii) in the event TMI becomes insolvent; files a voluntary petition in bankruptcy or liquidation; proposes any dissolution, liquidation, reorganization, or recapitalization with creditors, has filed against it any involuntary petition in bankruptcy or liquidation of a receiver is appointed or takes possession of the party's property, and such position or receiver is not dismissed or stayed within ninety (90) days after such filing, appointment or taking possession; makes an assignment for the benefit of creditors, or is adjudicated as bankrupt; or takes any similar action under the laws of any jurisdiction.

Section 14: Status as an Independent Contractor

It is understood and agreed that Consultant is an independent contractor and is not an agent or employee of TMI and has no authority whatsoever to bind TMI by contract or otherwise. Consultant will render services under the general direction of TMI, but Consultant will determine, in her or his sole discretion, the manner and means by which the services may be rendered, subject to the requirement that Consultant shall at all times comply with applicable law.

Section 15: Employment Taxes and Benefits

Consultant acknowledges and agrees that it shall be Consultant's sole obligation to report as self-employment income all compensation received by Consultant from TMI for services hereunder. Consultant agrees to indemnify TMI and hold it harmless to the extent of any obligations imposed by law on TMI to pay any withholding taxes, social security, unemployment or disability insurance, or similar items in connection with any payments made to Consultant for the rendering of services hereunder.

Section 16: Severability

If a court finds any provision of this Agreement invalid or unenforceable, that provision shall be enforced to the maximum extent permitted by law, and the other provisions of this Agreement will remain in full force and effect.

Section 17: Governing Law

This Agreement will be governed and construed in accordance with the laws of the State of California without regard to or application of choice of law rules or principles.

Section 18: Remedies

Because the services rendered hereunder are personal and unique and because each party will have access to Confidential Information of the other, each party will have the right to enforce this Agreement and any of its provisions by injunction, specific performances or other equitable relief without prejudice to any other rights and remedies that the other party may have for a breach of this Agreement. The election by a party to

April 20, 1998                  Circle of Fire, Inc.                     page 10
terminate this Agreement in accordance with its terms shall not be deemed an election of remedies, and all other remedies provided by this Agreement or available at law or in equity shall survive any termination.

Section 19: Attorneys' Fees

If any action is necessary to enforce the terms of this Agreement, the substantially prevailing party will be entitled to reasonable attorneys' fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

Section 20: Assignment, Successors and Assigns

Consultant may not assign this Agreement or delegate its duties hereunder without prior written consent from TMI, and any attempt to do so without permission will be void. This Agreement may be assigned by TMI and will inure to the benefit of any successor or assign of TMI.

Section 21: Entire Agreement

This Agreement represents the entire Agreement between the parties with respect to the subject matter hereof, and no changes or deletion may be made except in writing bearing the authorized signature of the Representative of both parties to this Agreement.

Notices provided in connection with the Agreement shall be addressed as follows:

A. If to TMI:
   The Tech Museum of Innovation
   145 West San Carlos Street
   San Jose, CA 95113
   Attn: Wayne LaBar

B. If to Consultant:
   Circle of Fire, Inc.
   4 Middle Street
   Newburyport, MA 01950
   Attn: J.P. McCormick

   With a copy to
   John A. Kostrubanic, Esq.
   Pepe & Hazard LLP
   150 Federal Street, 28th Floor
   Boston, Massachusetts 02110

April 20, 1998                  Circle of Fire, Inc.                     page 11

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized representatives as of the day and year first written above.

Tech Museum of Innovation                       Consultant: Circle of Fire, Inc.

By: Peter B. Giles                              By: J.P. McCormick
    --------------------------                      ----------------------------
Printed Name: Peter B. Giles                    Printed Name: J.P. McCormick
              ----------------                                ------------------
Title: President & CEO                          Title: CFO
       -----------------------                         -------------------------
Date: June 5, 1998                              Date: June 6, 1998
      ------------------------                        --------------------------
                                                Federal Tax ID:
                                                                ----------------
                                                Contract No.: ExD#3-0498
                                                              ------------------

Attachments:
Attachment One:    Exhibit Operational Descriptions, User Interface/Flowchart
                   and Scope of Work
Attachment Two:    Deliverable Schedule
Attachment Three:  The Tech Museum of Innovation Interior Construction and
                   Exhibit Fabrication Specifications and Design Guidelines
Attachment Four:   The Tech Museum of Innovation Multimedia Exhibit Interface
                   Standards
Attachment Five:   The Tech Museum of Innovation Graphic Design Standards
Attachment Six:    The Tech Museum of Innovation Editorial and Graphic
                   Guidelines
Attachment Seven:  The Tech Museum of Innovation Story Board and Flow Chart
                   Examples
Attachment Eight:  Multilingual Strategy
Schedule One:      Project Expenses
Exhibit A:         Copyright Notices



April 20, 1998                  Circle of Fire, Inc.                     page 12